Midas Funds
As of June 28, 2000
Page 4











                                                     As of June 28, 2000



Midas Funds
11 Hanover Square
New York, New York 10005
Attn: Thomas Winmill, President

     RE: $28,000,000 Line of Credit-Extension of Term

Dear Ladies and Gentlemen:

     State Street Bank and Trust Company (the "Bank") has made available a $28 million committed, unsecured line of credit (the "Leveraging Line of Credit") to Midas Investors Ltd., Midas Special Equities Fund, Inc., Bexil Corporation, Tuxis Corporation, Global Income Fund, Inc., and Midas Fund, Inc. (collectively the "Borrowers" and each, a "Borrower"), as described in a letter agreement dated July 1, 1997, by and between the Borrowers and the Bank (as amended, the "Letter Agreement"). Obligations of the Borrowers arising under the Leveraging Line of Credit are evidenced by a Promissory Note dated July 1, 1997 in the original principal amount of $28,000,000 executed by the Borrowers to the order of the Bank (as amended, the "Note").

     The Borrowers have requested, and the Bank has agreed, to (i) reduce the amount of the Leveraging Line of Credit from $28,000,000 to $15,000,000, (ii) add two funds as "Borrowers" under the terms of the Letter Agreement and Note, and (iii) to extend the term of the Leveraging Line of Credit for an additional 364 days. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Bank hereby agree as follows:

I.   Amendments to Letter Agreement

     1. The first paragraph of the Letter Agreement is hereby amended by deleting the following therefrom: "$28 million" and substituting the following therefor: "$15 million".

     2. The fourth-to-last paragraph on the second page of the Letter Agreement is hereby amended by adding to the end thereof the following sentence: "No Loan shall be made by the Bank in an amount less than $10,000 and any prepayment allowed by the terms of this Agreement shall be in an amount not less than $10,000 (other than a prepayment in full of all outstanding Loans based on Overnight Federal Funds)".

     3. The third-to-last paragraph on the second page of the Letter Agreement is deleted, and the following is inserted in its place:

          Subject to the terms and conditions hereof, the Bank will honor requests for Loans under the Committed Line of Credit until the close of business on June 27, 2001 (the "Expiration Date").

     4. The second paragraph on the sixth page of the Letter Agreement is hereby amended by deleting the following therefrom: "IFTC" and substituting the following therefor: "State Street Bank and Trust Company".

     5. Upon receipt by the Bank of the following documents, the Letter Agreement shall be amended by adding each of (i) Midas U.S. and Overseas Fund Ltd. and (ii) Midas Magic, Inc. (collectively, the "New Borrowers") as a "Borrower" thereunder:

               (a) A promissory note in the amount of $15,000,000 dated as of June 28, 2000, which note shall be in the form of Exhibit A hereto and shall supersede and replace the Note.

               (b)  Officer's Certificate of Midas U.S. and Overseas Fund Ltd.
                    (i) ratifying the organizational documents of such fund and
                    (ii) certifying a copy of the resolutions authorizing such fund to enter into the Leveraging Line of Credit;

               (c) Officer's Certificate of Midas Magic, Inc. (i) ratifying the organizational documents of such fund and (ii) certifying a copy of the resolutions authorizing such fund to enter into the Leveraging Line of Credit;

               (d) Legal opinion of counsel to the New Borrowers in a form satisfactory to the Bank;

               (e) Certificate as to Legal Existence and Good Standing for each New Borrower; and

               (f)  Federal Reserve Form U-1 signed on behalf of the Borrowers.

II.  Amendments to Instruction Certificate

     1. The first paragraph of the Instruction and Confirmation Certificate dated July 10, 1997 executed by the Borrowers and acknowledged by Investors Fiduciary Trust Company (the "Instruction Certificate") is hereby amended by deleting the following therefrom: "$28 million" and substituting the following therefor: "$15 million".

     2. The Instruction Certificate is hereby amended be deleting the following therefrom: "Investors Fiduciary Trust Company ("IFTC")" and "IFTC" and substituting the following respectively therefor: "State Street Bank and Trust Company" and "Custodian".

III. Miscellaneous

     1. Appendix I to the Letter Agreement and the Instruction Certificate are hereby replaced by Appendix I hereto.

     2. Other than as amended hereby, all terms and conditions of the Letter Agreement, the Instruction Certificate and all related documents are ratified and affirmed as of the date hereof and extended in order to give effect to the terms hereof and each Borrower represents and warrants to the Bank that no default or event of default has occurred thereunder.

     3. Each New Borrower represents and warrants to the Bank that as of the date of this letter amendment, the representations and warranties set forth in the Letter Agreement (pages 3-5) are true and correct with respect to such New Borrower.

     4. Upon receipt of a fully executed copy of this letter agreement and the documents listed in paragraph I(4) above, this letter amendment shall be deemed to be an instrument under seal and an amendment to the Letter Agreement and the Instruction Certificate to be governed by the laws of The Commonwealth of Massachusetts.

     5. This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

     If the foregoing is acceptable to you, please have an authorized officer of each Borrower execute this letter agreement below where indicated and return the same to the undersigned.

                                    Very truly yours,

                                    STATE STREET BANK AND TRUST COMPANY


                                   By: /s/ Paul J. Koobatian
                                       -------------------------------------
                                           Paul J. Koobatian, Vice President

Accepted:

Midas Investors Ltd.
Midas Special Equities Fund, Inc.
Bexil Corporation
Tuxis Corporation
Global Income Fund, Inc.
Midas Fund, Inc.
Midas U.S. and Overseas Fund Ltd., and
Midas Magic, Inc.


By: /s/ Thomas B. Winmill
    ---------------------------------
       Name:Thomas B. Winmill
       Title:President

Address:
-------

11 Hanover Square
New York, New York 10005


Acknowledged:

STATE STREET BANK AND TRUST COMPANY, as custodian


By:  /s/ Mark Nicholson
     --------------------------------
        Name:Mark Nicholson
        Title:Vice President

                                   APPENDIX I



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Borrower                                  Investment Adviser
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Midas Investors Ltd.                      Midas Management Corporation
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Midas Special Equities Fund, Inc.         Midas Management Corporation
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Bexil Corporation                         CEF Advisers, Inc.
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Tuxis Corporation                         CEF Advisers, Inc.
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Global Income Fund, Inc.                  CEF Advisers, Inc.
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Midas Fund, Inc.                          Midas Management Corporation
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Midas U.S. and Overseas Fund, Ltd.        Midas Management Corporation
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Midas Magic, Inc                          Midas Management Corporation
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